Exhibit 10.3

VERITEQ CORPORATION

AGREEMENT TO CONVERT DIRECTOR, OFFICER AND MANAGEMENT LIABILITIES INTO EQUITY

This agreement (the “Agreement”) is made and entered into by and between VeriTeQ Corporation, a Delaware corporation (the “Company”), and the undersigned prospective individual (the “Executive”) who is agreeing to convert certain amounts to which he or she is owed (due from Company to Executive).

1.

Conversion. The Executive hereby irrevocably agrees to convert $1,400,000 to 1,400 shares of Series D Preferred Stock, par value $0.01 per share, (“Series D”) of the Company. The Series D will vest on January 1, 2017.

2.

Vesting and Forfeiture. The Series D shares issued to the Executive shall vest on January 1, 2017. In the event that the Executive separates from the Company because of a termination for Cause or by resigning without Good Reason, the Executive shall forfeit the shares of Series D being acquired hereby. The Series D will vest early upon a Change of Control Event and will vest early upon death or disability of the Executive. .

3.

Power and Authority. The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement, to perform all of its obligations hereunder, and to issue, sell, and deliver the Series D of the Company. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and thereunder, and the issuance and delivery of the Series D have been duly authorized by all requisite corporate action and will not violate any of the terms and conditions of the Company's Articles of Incorporation, as amended, or Bylaws.

4.	Delivery of Certificates. Although the Series D is deemed issued as of the date hereof, the Company will use its best efforts to deliver the Series D certificates during the month of November 2014.

5.

Representations of Executive. The Executive recognizes that an investment in the Company involves substantial risks and represents that he/she is fully cognizant and understands all of the risks related to the acceptance of the Series D. The Executive recognizes the speculative nature of the investment; is able to bear the economic risks of investment in the Series D and realizes that all or a part of the Executive’s investment in the Series D may be lost; and either has received professional guidance with respect to the Executive’s investment in the Series D or is experienced in investment and business matters. The Executive represents that he is an accredited investor. THE EXECUTIVE UNDERSTANDS THAT The Series D have NOT BEEN REVIEWED BY ANY GOVERNMENTAL OR REGULATORY BODY, AND THEY HAVE not been registered under the Securities Act, and accordingly, cannot be sold, transferred, hypothecated, pledged, assigned or otherwise disposed, unless such securities are registered under the Securities Act or exempt from such registration requirements.

6.	No Registration Rights. The Company is under no obligation to register the Series D on behalf of the Executive or to assist the Executive in complying with any exemption from registration.

7.

Counterparts; Governing Law. This Agreement may be executed in any number of counterparts (including facsimile or PDF), each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to any conflict of laws provisions thereof.

8.	Definitions:

(a)	Cause is defined as:

i.

an act of fraud, misappropriation, or personal dishonesty taken by the Executive at the expense of the Company or an affiliate, including, but not limited to, the willful engaging by the Executive in illegal conduct or gross misconduct, which act in any such case is or reasonably could be injurious to the Company; or

ii.

the conviction, or plea of nolo contendere, of the Executive for any felony or the final determination by any government regulatory agency that Executive has violated a law, regulation or rule, which determination results in a punishment or agreement that prevents Executive from providing services hereunder.

(b)	“Good Reason” is defined as: without the Executive’s prior written consent and in the absence of Cause, one or more of the following events occurs:

i.

any material and adverse change in the Executive’s authority, duties, or responsibilities, including loss of the position and/or title provided for in any applicable employment agreement with the Company;

ii.

the material violation by the Company of a material obligation of the Company under any employment agreement, which violation or failure is not remedied within ten (10) business days (or such additional reasonable period of time if additional time is necessary to remedy) after receipt of written notice or demand for substantial performance or corrective action is delivered to the Company by the Executive, delivered as required by this Agreement, which specifically identifies the manner in which Executive believes that the Company has not substantially performed the Company’s duties or violated an obligation under this Agreement.

(c)	“Change of Control Event” shall have the meaning ascribed to it in the Certificate of Designation for the Series D, filed with the Secretary of State of the State of Delaware.

AGREEMENT

SIGNATURE PAGE

The Executive represents to VeriTeQ Corporation, a Delaware corporation (the “Company”), that the information contained herein may be relied upon by the Company, and the Executive has read and understands this Agreement.

NOW THEREFORE, the Executive has executed this Agreement as of the 31st day of October, 2014.

1,400	$1,400,000
No. of Shares of Series D	Total Purchase Price

Scott Silverman
PRINT: [Executive]

/s/ Scott Silverman
Signature

ACCEPTED BY:

VeriTeQ Corporation

By:	/s/ Michael Krawitz
Name:	Michael Krawitz
Title:	Chief Legal and Financial Officer